Exhibit 1.1

$35,000,000

FIRST INTERNET BANCORP

6.0% Fixed-to-Floating Rate Subordinated Notes Due 2029

UNDERWRITING AGREEMENT

June 5, 2019

KEEFE, BRUYETTE & WOODS, INC.

As Representative of the several Underwriters

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

4th Floor

New York, New York 10019

Ladies and Gentlemen:

First Internet Bancorp, an Indiana corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) $35,000,000 aggregate principal amount of the Company’s 6.0% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Securities”). In addition, the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 2(b) hereof, up to an additional $2,000,000 aggregate principal amount of Securities. The Securities will be issued pursuant to the Subordinated Indenture dated as of September 30, 2016, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture thereto relating to the Securities, to be dated as of the Closing Time (as defined below), between the Company and the Trustee (collectively the “Indenture”). Keefe, Bruyette & Woods, Inc. (“KBW”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Securities.

To the extent there are no additional underwriters listed on Schedule I, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf Registration Statement on Form S-3 (No. 333-219841), including a base prospectus (the “Base Prospectus”), covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), which has become effective. Promptly after execution and delivery of this Agreement, the Company will prepare and file a Final Prospectus Supplement (as defined below) in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such Final Prospectus Supplement that was omitted from such Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.”  The Registration Statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such Registration Statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the “Registration Statement.”  The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Any prospectus supplement, including the information and documents incorporated by reference therein, that omitted Rule 430B Information that was used after the effectiveness of the Registration Statement, together with the Base Prospectus, is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The term “Prospectus” means the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) under the 1933 Act, together with the Base Prospectus, in the form used by the Underwriters to confirm sales of the Securities. Any Registration Statement filed pursuant to Rule 462(b) under the 1933 Act is herein referred to as a “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the last filed Rule 462(b) Registration Statement.

For purposes of this Agreement, all references to the Registration Statement, the Final Prospectus Supplement, any Preliminary Prospectus, Pricing Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy, if any, filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Final Prospectus Supplement or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, the Final Prospectus Supplement or the Prospectus, as the case may be.

1.                                      (a)                                 The Company represents and warrants to the Underwriters, as of the date hereof, as of the Applicable Time referred to in Section 1(a)(v) hereof and as of each Closing Time referred to in Section 2(c) hereof (each such date, a “Representation Date”), and agrees with the Underwriters, as follows:

(i)                                     (A)(1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act (as defined in Section 1(a)(vi) below) or form of prospectus), (3) as of the date hereof, and (4) as of each Closing Time, the Company satisfied the registrant eligibility requirements for the use of Form S-3 under the 1933 Act set forth in Instruction No. I.A. to such form, and (B) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations. The Company has filed with the Commission the Registration Statement on Form S-3, including a Base Prospectus for registration under the 1933 Act of the offering and sale of the Securities, and the Company has filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to the Underwriters. Such Registration Statement, as so amended, has been declared effective by the Commission and the Securities have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. The Company has not received from the Commission any notice pursuant to Rule 401(g) of the 1933 Act Regulations objecting to the Company’s use of Form S-3. Although the Base Prospectus may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act and the 1933 Act Regulations to be included in the Prospectus, the Base Prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, to the extent the Commission has requested such information in conjunction with the filing of the Registration Statement or otherwise; and no stop order suspending the effectiveness of the Registration

Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. Promptly after the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) of the 1933 Act Regulations the Final Prospectus Supplement to the Base Prospectus included in such Registration Statement relating to the Securities and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Representative prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company has advised the Underwriters through the Representative, prior to the date hereof, will be included or made therein. If the Company has elected to rely on Rule 462(b) of the 1933 Act Regulations and a Rule 462(b) Registration Statement is not effective, (x) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 of the 1933 Act Regulations, or the Commission has received payment of such filing fee.

(ii)                                  At the time of the original filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h) of the 1933 Act Regulations) of the Securities and at each Representation Date, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(iii)                               There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Prospectus and any amendment or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities (whether to meet requests of purchasers pursuant to Rule 173 of the 1933 Act Regulations or otherwise) was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act.

(iv)                              (A) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and as of each Closing Time, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations promulgated under the Trust Indenture Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Pricing Prospectus and the Pricing Disclosure Package, as defined below, as of the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) at the time the Prospectus or any amendments or supplements thereto were filed and as of each Closing Time, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties in clauses (A), (B) and (C) above shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by the Underwriters through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, it being understood and agreed that the only such information provided by the Underwriters is the Underwriters’ Information described in Section 8(b) hereof; provided, further, that the Company makes no representations or warranties as to that part of the

Registration Statement which shall constitute the Statement of Eligibility and Qualifications (Form T-1) of the Trustee under the Trust Indenture Act. No order preventing or suspending the use of the Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or any Issuer-Represented Free Writing Prospectus has been issued by the Commission.

(v)                                 Each Issuer-Represented General Use Free Writing Prospectus (as defined below), when considered together with Pricing Disclosure Package immediately prior to the Applicable Time, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, including any document incorporated by reference therein that in each case, has not been superseded or modified. Each Issuer-Represented Limited-Use Free Writing Prospectus (as defined below), when considered together with the Pricing Disclosure Package, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, including any document incorporated by reference therein and deemed to be a part thereof that has not been superseded or modified. This representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information (as defined below) provided by the Underwriters through the Representative expressly for use therein.

As used in this Section 1(a)(v) and elsewhere in this Agreement:

“Applicable Time” means 9:00 a.m. (New York City time) on June 5, 2019, or such other date or time as agreed by the Company and the Underwriters.

“Issuer-Represented Free Writing Prospectus” means (a) the Term Sheet (as defined below) and (b) any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) of the 1933 Act Regulations, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the 1933 Act Regulations because it contains a description of the Securities or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

“Pricing Disclosure Package” means (i) the Pricing Prospectus, (ii) the Issuer-Represented General Use Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Issuer-Represented Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package.

“Term Sheet” means a pricing term sheet substantially in the form of Schedule III hereto.

(vi)                              The documents incorporated or deemed to be incorporated by reference in the Registration Statement, each Preliminary Prospectus or the Prospectus or from which information so incorporated by reference, at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time each Preliminary Prospectus and the Prospectus was or is issued, at the Applicable Time and as of each Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii)                           The statements set forth in each Preliminary Prospectus and the Prospectus under the captions “Risk Factors — Risks Relating to the Notes and This Offering,” “Description of the Notes” and “Underwriting,” insofar as they purport to constitute a summary of the terms of the Securities or certain provisions of the Company’s articles of incorporation and bylaws or Indiana law, and the statements set forth in “Regulation and Supervision” in Part I, Item 1, “Business” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate and complete in all material respects.

(viii)                        The Company is a corporation duly incorporated and validly existing under the laws of the State of Indiana and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below). Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the 1933 Act (each a “Subsidiary” and collectively the “Subsidiaries”) is listed on Exhibit 21, attached to the Company’s most recent Annual Report on Form 10-K filed with the Commission. Except as otherwise stated on such Exhibit 21, each Subsidiary is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in and is in good standing under the laws of each jurisdiction in which qualification is required, except where failure to so qualify, or be in good standing, would not have a Material Adverse Effect. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean any event, fact, condition, change, circumstance or effect that has, or is reasonably likely to have, a material adverse effect on the business, financial condition, properties, shareholders’ equity, or results of operations of the Company and its Subsidiaries, taken as a whole.

(ix)                              The Company is a registered bank holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended (the “BHCA”), and its Subsidiary, First Internet Bank of Indiana, is an Indiana state-chartered bank (the “Bank”). Each of the Company and the Bank is in compliance in all material respects with all applicable laws administered by and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Indiana Department of Financial Institutions, as applicable, and any other federal or state bank regulatory authority (collectively, the “Bank Regulatory Authorities”) with jurisdiction over the Company or the Bank, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Bank is a party to any written agreement or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have either of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

(x)                                 The Company is subject to the reporting requirements of the 1934 Act and, since February 21, 2013, has filed all reports required thereby.

(xi)                              All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other similar rights, except for such rights as may have been fully satisfied or waived. Except for (1) restricted stock, restricted stock units, deferred stock rights and similar securities issued under the Company’s existing shareholder-approved equity compensation plan and (2) warrants, each as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Subsidiaries, all the issued and outstanding shares or interests of such Subsidiary’s capital stock or other equity and interests have been duly authorized and validly issued, are fully paid and nonassessable, and are owned directly by the Company or one of its Subsidiaries free and clear of any liens, claims or encumbrances. No person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities.

(xii)                           The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for in the manner set forth in this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(xiii)                        The Indenture has been duly authorized by the Company and, when duly executed and delivered by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws. The Indenture has been, and at each Closing Time will be, duly qualified under the Trust Indenture Act.

(xiv)                       The Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture. The description of the Indenture contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus conforms in all material respects to the Indenture.

(xv)                          The Company has the requisite right, corporate power and authority to enter into this Agreement and perform its obligations contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and the Bank. This Agreement constitutes a valid and legally binding agreement of the Company and the Bank enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement, may be limited by federal or state securities laws and the public policy underlying such laws.

(xvi)                       BKD, LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and that are included in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and by the rules of the Public Company Accounting Oversight Board and, with respect to the Company, BKD, LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002.

(xvii)                    The execution, delivery and performance of this Agreement by the Company and the Bank, the issuance and sale of the Securities by the Company, the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (including, without limitation, the use of proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), do not and will not (i) violate or conflict with any provision of the articles of incorporation or the bylaws of the Company or the organizational documents of any Subsidiary and (ii) except as would not result in a Material Adverse Effect and will not materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement, (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Securities, have been obtained, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(xviii)                 The material contracts determined in accordance with Item 601(b)(10) of Regulation S-K under the 1934 Act, as such determination applies to the Company, to which the Company or any of its Subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, and constitute the valid and legally binding agreements of the Company or its Subsidiaries, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(xix)                       The deposit accounts of the Bank are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened.

(xx)                          Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is threatened, that would reasonably be expected to have a Material Adverse Effect.

(xxi)                       Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any of the Bank Regulatory Authorities (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(xxii)                    The Company and each Subsidiary has valid title to all the properties and assets described as owned by it in the consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, free and clear of all liens, mortgages, pledges or other encumbrances except (i) those, if any, reflected in such consolidated financial statements, (ii) those, if any, described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) those that do not materially affect the value or use of such property or assets, or (iv) those that would not have a Material Adverse Effect. Any real property and buildings held under lease or sublease by the Company and each of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use of such real property or building.

(xxiii)                 Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, since December 31, 2018, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary dividends on the Company’s common stock, no par value (the “Common Stock”), the Company has not made or declared any distribution in cash or in kind to its shareholders, (iii) neither the Company nor any of its Subsidiaries has issued any capital stock or securities issuable into capital stock, except for securities issued pursuant to the Company’s existing shareholder-approved equity compensation plan and director deferred stock plans (iv) neither the Company nor its Subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the consolidated financial statements, including the related notes and schedules thereto, filed with the Commission as a part of the Registration Statement and included in  the Pricing Disclosure Package and the Prospectus (the “Financial Statements”), except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not have a Material Adverse Effect and (v) no event or events have occurred that, individually or in the aggregate, has had or would have a Material Adverse Effect. As used in this paragraph, references to the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(xxiv)                The Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where failure to own, license or possess such rights would not have a Material Adverse Effect. No claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not have a Material Adverse Effect.

(xxv)                   Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries (including any subsidiary of such Subsidiary) is (i) in violation of its articles of incorporation or bylaws or other organizational documents, as applicable; (ii) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to any agreement, mortgage, deed of trust, lease, franchise, license, indenture, loan agreement or permit or other agreement or instrument to which the Company or any Subsidiary is a party, except as would not have a Material Adverse Effect or (iii) currently a party to or subject to or has received any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any governmental authority, and neither the Company nor any Subsidiary has been advised by any governmental authority that such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. Neither the Company nor any Subsidiary has received any written communication from any governmental authority asserting that it is not acting in material compliance with any statute, regulation or ordinance. The most recent regulatory rating given to the Bank as to compliance with the Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”) was “Satisfactory” or better. Since the Bank’s last regulatory examination of Community Reinvestment Act compliance, the Bank has not received any complaints as to Community Reinvestment Act compliance.

(xxvi)                The operations of the Company and the Bank are and have been conducted at all times in material compliance with the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Bank with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxvii)             The Company and each Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon to the extent that such taxes have become due and are not being contested in good faith, and the Company does not have knowledge of any tax deficiency that has been or might be asserted or threatened against it or any Subsidiary, in each case, that would have a Material Adverse Effect. All material tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets of the Company or any of its Subsidiaries that would have a Material Adverse Effect.

(xxviii)          At each Closing Time, all taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

(xxix)                The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxx)                   The Company and each of its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business on a consolidated basis, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or any Subsidiary under such policies.

(xxxi)                Neither the Company nor any Subsidiary nor any person acting on their behalf has taken, nor will the Company or any Subsidiary or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxii)             No transaction has occurred between or among the Company or any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its 1934 Act filings and is not so described in such filings.

(xxxiii)          There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would have a Material Adverse Effect.

(xxxiv)         The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary to own, lease and operate their respective properties and currently necessary for the operation of their respective businesses, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such franchise, license, certificate, or authorization that, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxv)            The Financial Statements present fairly the consolidated financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein. The Financial Statements, unless otherwise noted therein, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments and do not contain all footnotes required under GAAP. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply with Regulation G under the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act.

(xxxvi)         The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the 1934 Act Regulations) that have been designed by, or under the supervision of, its principal executive and financial officers and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include policies and procedures, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Regulations) that are designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Based upon the evaluations of the Company’s disclosure controls and procedures as required pursuant to the 1934 Act, the Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

(xxxvii)      Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(xxxviii)   The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the

Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxix)         No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Prospectus or any documents incorporated or deemed to be incorporated by reference therein and that is not so described as required.

(xl)                              Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(xli)                           Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) maintained by the Company or any Subsidiary is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any material liability; neither the Company nor any Subsidiary has incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xlii)                        There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; in each of the foregoing cases, except as would not reasonably be expected to have a Material Adverse Effect. As used in this Section 1(a)(xlii), the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(xliii)                     The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(xliv)                    The Company is not an issuer of the type described in Rule 144(i)(l) of the 1933 Act Regulations.

(xlv)                       There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(xlvi)                    The Company has not distributed and, prior to the later to occur of the Closing Time and completion of sale of the Securities, will not distribute any offering materials in connection with the offering and sale of the Securities, other than the Prospectus and, subject to compliance with the terms and conditions herein, any Issuer-Represented Free Writing Prospectus.

(xlvii)                 The statistical and market and industry-related data included in the Prospectus are based on or derived from sources which the Company reasonably believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

2.                                      (a)                                 On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Securities set forth in Schedule I opposite the name of such Underwriter, at a purchase price equal to 96.85% of the aggregate principal amount thereof (collectively, the “Initial Securities”).

(b)                                 Subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters the right to purchase at their election up to an additional $2,000,000 principal amount of Securities (the “Option Securities”) at the purchase price set forth in Section 2(a). In the event and to the extent that the Underwriters shall exercise the election to purchase the additional Securities, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Section 2(a), an amount of additional Securities as to which such election shall have been exercised. Any such election to purchase additional Securities may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the additional principal amount of Securities to be purchased and the date on which such additional Securities are to be delivered, as determined by the Representative but in no event earlier than the Initial Closing Time (as defined in Section 4(a) hereof) or, unless the Underwriters and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice (the “Option Closing Date”).

3.                                      Upon the authorization by the Representative of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                                      (a) Payment of the purchase price for the Initial Securities shall be made at 10:00 a.m. (New York City time) on June 12, 2019 (unless postponed in accordance with the provisions of Section 10), or such other time not later than 10 business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment being herein called the “Initial Closing Time”).

(b)                                 Payment of the purchase price for the Option Securities shall be made at 10:00 a.m. (New York City time) on the Option Closing Date (the “Option Closing Time”) in the same manner as the payment for the Initial Securities. The Initial Closing Time and Option Closing Time are each referred to herein as a “Closing Time”).

(c)                                  Payment(s) for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Securities (in the form of one or more global notes), through the facilities of The Depository Trust Company (“DTC”), to the Representative for the respective accounts of the Underwriters. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the respective Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 The documents to be delivered at each Closing Time by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Securities and any additional documents requested by the Representative pursuant to Section 7(j) hereof, will be delivered at the offices of Lewis Rice LLC, 600 Washington Avenue, Suite 2500, St. Louis, Missouri 63101, or such other location as the Company and the Representative shall mutually agree.

5.                                      The Company agrees with the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(b)(8)) of the 1933 Act Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B (or, if applicable, Rule 430A) of the 1933 Act Regulations; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Underwriters through the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer-Represented Free Writing Prospectus, Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed to be incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer-Represented Free Writing Prospectus, Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b)                                 If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Underwriters so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c)                                  The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Underwriters represent and agree that, unless the Representative obtains the prior written consent of the Company, neither the Company nor the Underwriters have made and nor will any of them make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d)                                 Promptly from time to time to take such action as the Underwriters through the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters through the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(e)                                  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Underwriters through the Representative and upon their request to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriters are required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to the Underwriters as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f)                                   To make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including Rule 158).

(g)                                  To comply with the letter of representation of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(h)                                 During a period of five years from the date of this Agreement, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representative as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that any such reports or communications that have been furnished or filed with the Commission and are available on its EDGAR system, or successor filings system thereto, shall be deemed to have been furnished in satisfaction of this Section 5(h).

(i)                                     To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in each of the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”.

(j)                                    If the Company elects to rely on Rule 462(b) of the 1933 Act Regulations, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(k)                                 To comply in all material respects with applicable requirements of The Nasdaq Stock Market LLC with respect to the initial listing of the Securities on the Nasdaq Global Select Market and to use its best efforts to cause the Securities to be listed on the Nasdaq Global Select Market.

(l)                                     To use its best efforts to maintain a listing of the Securities on The Nasdaq Stock Market LLC or another national securities exchange and to submit all filings required to be made with such national securities exchange in connection with the continued listing of the Securities thereon.

(m)                             To comply, and to use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

6.                                      The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i)  the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby (regardless of whether the sale of the Securities is consummated), including, without limitation, disbursements, fees and expenses of the Underwriters’ counsel and marketing, syndication and travel expenses; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Permitted Free Writing Prospectus, each Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing, provided, however, that such expenses shall not exceed $250,000 without the Company’s prior approval, not to be unreasonably withheld, this Agreement, any Blue Sky Memorandum, closing documents (including any copying or compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with the supplemental listing of the Securities on a national securities exchange; (vi) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority (“FINRA”), of the terms of the sale of the Securities; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7.                                      The several obligations of the Underwriters, as to the Securities to be delivered at each Closing Time, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Closing Time, true and correct as if made on and as of such Closing Time, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus containing the Rule 430B Information shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations in the manner and within the time period required by Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(d)(8)) of the 1933 Act Regulations and in accordance with Section 5(a) hereof; the Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433; the Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)                                 Lewis Rice LLC, counsel for the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated as of such Closing Time, with respect to matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)                                  Faegre Baker Daniels LLP, counsel for the Company, shall have furnished to the Representative its written opinion, dated as of such Closing Time, in form and substance satisfactory to counsel for the Representative and to such further effect as counsel for the Underwriters may reasonably request.

(d)                                 At the time of execution of this Agreement, BKD, LLP shall have furnished to the Representative a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representative and, at the effective date of any post-effective amendment to the Registration Statement after the date of this Agreement and at each Closing Time, BKD, LLP shall have furnished to the Representative a letter or letters, dated such effective date or Closing Time, as the case may be, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in a letter or letters furnished at the time of execution of this Agreement, except that the specified date referred to therein shall be a date not more than three business days prior to such effective date or Closing Time, as the case may be.

(e)                                  (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited consolidated financial statements included in each of the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the Pricing Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in each of the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Time on the terms and in the manner contemplated in each of the Pricing Disclosure Package and the Prospectus. As used in this paragraph, references to the Pricing Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(f)                                   Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading, or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

(g)                                  On or after the date hereof through the Closing Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market or any setting of minimum or maximum prices for trading on such exchange; (ii) a suspension or material limitation in trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal, New York or Indiana state authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed, or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, or currency exchange rates or exchange controls, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (vi) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Time on the terms and in the manner contemplated in any of the Pricing Disclosure Package or the Prospectus or to enforce contracts for the sale of the Securities.

(h)                                 At the Closing Time, the Securities shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(i)                                     The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses.

(j)                                    The Company shall have furnished or caused to be furnished to the Representative at such Closing Time certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Time, as to the matters set forth in subsections (a), (e) and (f) of this Section and as to such other matters as the Representative may reasonably request.

8.                                      (a)                                 The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the

1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the 1933 Act or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Bank will be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer-Represented Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 8(b) hereof. Notwithstanding the foregoing, the indemnification and contribution provided for in this Section 8 shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b)                                 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer-Represented Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of any Underwriter: (i) the concession and reallowance figures appearing in the Prospectus Supplement and (ii) an Underwriter’s reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part in the Prospectus under the section entitled “Underwriting”.

(c)                                  Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 8(a), shall be selected by KBW. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The obligations of the Company and the Bank in this Section 8(d) to contribute are joint and several. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company and the Bank under this Section 8 shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Underwriters, or any of the partners, directors, officers and employees of an Underwriter or any such controlling person; and the obligations of each Underwriter under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the 1933 Act.

9.                                      The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of an Underwriters or any controlling person of an Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

10.                               (a)                                 The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Time if, since the time of execution of this Agreement or, in the case of (i) below, since the date of the most recent balance sheets included in the Financial Statements, there has occurred, (i) any Material Adverse Effect, or (ii) a suspension or material limitation in trading in the Company’s equity securities on The Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the judgment of the Representative make it impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus.

(b)                                 If this Agreement is terminated pursuant to Section 10(a), such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and provided further that Sections 1, 8 and 9 hereof shall survive such termination and remain in full force and effect.

(c)                                  If any Underwriter or Underwriters default in its or their obligations to purchase the Securities at the Closing Time and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total amount of Securities that the Underwriters are obligated to purchase at the Closing Time, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Time, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase at such Closing Time. If any Underwriter or Underwriters so default and the aggregate amount of Securities with respect to which such default or defaults occur exceeds 10% of the total amount of Securities that the Underwriters are obligated to purchase at such Closing Time, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Sections 9 and 11, without liability on the part of any non-defaulting Underwriter or Company, except as provided in Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days, in order to effect any required changes to the Registration Statement or Prospectus or any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10(c).

11.                               If the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered; provided, however, that such expenses shall not exceed $250,000 without the Company’s prior approval, not to be unreasonably withheld, but the Company shall then be under no further liability to the Underwriters except as provided in Section 6 and 8 hereof.

12.                               (a)                                 The Company and the Bank each acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Bank on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company and the Bank or their respective shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company and the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company and the Bank on other matters) or any other obligation to the Company and the Bank except the obligations expressly set forth in this Agreement, and (iv) the Company and the Bank has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Bank agree that each will not claim that the Underwriters have rendered advisory services of any nature or respect or owes a fiduciary or similar duty to the Company and the Bank, in connection with such transaction or the process leading thereto.

(b)                                 The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.                               All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: General Counsel, a copy to Lewis Rice LLC, 600 Washington Avenue, Suite 2500, St. Louis, Missouri 63101, Attention: William M. Bolster; and if to the Company or to the Bank shall be delivered or sent by mail to the Company at 11201 USA Parkway, Fishers, Indiana 46037, Attention: David B. Becker with a copy to Faegre Baker Daniels LLP, 600 East 96th Street, Suite 600, Indianapolis, Indiana 46240, Attention: Joshua L. Colburn. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Bank and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and of the Bank and each person who controls the Company, the Bank or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from an Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business unless otherwise specified herein.

16.                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to such state’s principles of conflicts of laws.

17.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Bank and the Underwriters, or any of them, with respect to the subject matter hereof.

19.                               The Company and the Bank and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWING]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters, the Company and the Bank.

Very truly yours,

FIRST INTERNET BANCORP

		By:	/s/ David B. Becker
Name: David B. Becker
Title: Chairman of the Board, Chief Executive
Officer and President

FIRST INTERNET BANK OF INDIANA

		By:	/s/ David B. Becker
Name: David B. Becker
Title: Chief Executive Officer and President

Accepted as of the date hereof:

KEEFE, BRUYETTE & WOODS, INC.
For itself and as Representative of the
other Underwriters named in Schedule I hereto

By:	/s/ Eric J. Kalinowski
Name:	Eric J. Kalinowski
Title:	Director

SCHEDULE I

Underwriters	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	21,000,000
Janney Montgomery Scott LLC	4,550,000
BB&T Capital Markets, a division of BB&T Securities, LLC	3,150,000
Boenning & Scattergood, Inc.	3,150,000
William Blair & Company, L.L.C.	3,150,000

SCHEDULE II

Issuer-Represented General Use Free Writing Prospectuses

Investor Presentation filed June 5, 2019

SCHEDULE III

Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-219841

June 5, 2019

Final Term Sheet

$35,000,000

6.0% Fixed-to-Floating Rate Subordinated Notes due 2029

Issuer:	First Internet Bancorp (the “Company”), an Indiana corporation

Securities Offered:	6.0% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”)

Aggregate Principal Amount:	$35,000,000

Expected Security Rating:

Kroll Bond Rating Agency: BBB-(Negative)

A rating reflects only the view of a rating agency, and it is not a recommendation to buy, sell or hold the Notes.  Any rating can be revised upward or downward or withdrawn at any time by a rating agency if such rating agency decides that circumstances warrant that change.  Each rating should be evaluated independently of any other rating.

Trade Date:	June 5, 2019

Settlement Date:	June 12, 2019 (T+5)*

Final Maturity (if not previously redeemed):	June 30, 2029

Issuer:	First Internet Bancorp (the “Company”), an Indiana corporation

Interest Rate:

From and including the original issue date to, but excluding June 30, 2024, a fixed per annum rate of 6.0%.

From and including June 30, 2024, through maturity or earlier redemption, a floating per annum rate equal to the then-current Benchmark Rate plus the applicable margin. If a Benchmark Rate Replacement Event has not occurred before the time at which interest is determined for the first floating rate interest payment date, the initial interest rate will be three-month LIBOR plus 4.114%. For more information on the manner of setting the floating rate, the Benchmark Rate and the Benchmark Rate Replacement Event, see ‘‘Description of the Notes—Interest” in the preliminary prospectus supplement dated June 5, 2019.

Issue Price to Investors:	100%

Interest Payment Dates:	Interest on the Notes will be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year. The first interest payment will be made on September 30, 2019.

Day Count Convention:	30/360 to but excluding September 30, 2024, and, thereafter, a 360-day year and the number of days actually elapsed.

Optional Redemption:

The Company may, at its option, beginning with the Interest Payment Date of June 30, 2024 and on any scheduled Interest Payment Date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

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Issuer:	First Internet Bancorp (the “Company”), an Indiana corporation

Special Event Redemption:

The Notes may not be redeemed prior to June 30, 2024, except that the Company may redeem the Notes at any time, at its option, in whole or in part, subject to obtaining any required regulatory approvals, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest through, but excluding, the redemption date.  For more information, see ‘‘Description of the Notes—Redemption’’ in the preliminary prospectus supplement dated June 5, 2019.

Ranking:	The Securities will be general unsecured subordinated obligations of the Issuer and will rank equally with all of the Issuer’s other unsecured subordinated obligations from time to time outstanding.

Denomination:	$25 denominations and integral multiples of $25

Listing and Trading Markets:	Application has been made to list the Notes on the Nasdaq Global Select Market

Purchase Option:

The Company has granted the underwriters the right to purchase up to an additional $2,000,000 of the aggregate principal amount of Notes at the public offering price, less the underwriting discount, within 30 days from the date of the final prospectus supplement.

Underwriters’ Discount:	3.15%

Proceeds to the Company (before expenses):	$33,897,500

Use of Proceeds:

The Company intends to use the net proceeds to support its growth organically or through strategic acquisitions, repayment of indebtedness, repurchases of issued and outstanding shares of common stock, financing investments and capital expenditures, and for investments in the Bank as regulatory capital.

CUSIP / ISIN:	320557 309 / US3205573096

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Issuer:	First Internet Bancorp (the “Company”), an Indiana corporation

Sole Book Running Manager:	Keefe, Bruyette & Woods, A Stifel Company

Co-Managers:	Janney Montgomery Scott, BB&T Capital Markets, a division of BB&T Securities, a division of BB&T Securities, LLC, Boenning & Scattergood, Inc., and William Blair

*We expect that delivery of the Notes will be made against payment therefor on or about June 12, 2019, which will be the five business day following the date hereof (such settlement referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to delivery of the Notes hereunder will be required, by virtue of the fact the Notes will initially settle T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

The Company has filed a shelf registration statement (File No. 333-219841) (including a base prospectus) and a related preliminary prospectus supplement dated June 5, 2019 with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, and the related preliminary prospectus supplement and any other documents that the Company has filed with the SEC for more information about the Company and the offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the Company, the Underwriters or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by calling Keefe, Bruyette & Woods toll-free at (800) 966-1559.

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